EXHIBIT 10.54

SERVICES AGREEMENT

This SERVICES AGREEMENT (“Agreement”) is made as of January 1, 2014, by and between CPM Medical Consultants, LLC (“CPM”) and Palm Springs Partners, LLC D/B/A Maxim Surgical (“Maxim”).  The foregoing parties to this Agreement are sometimes referred to herein collectively as the “Parties” and each individually as a “Party”.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises, covenants and agreements contained herein, the Parties hereby agree as follows:

1.Services.  During the Term of this Agreement, any Party hereto may, to the extent appropriate, request that another Party hereto provide certain General Administrative Services, Operational and/or Support Services, each as defined below.  A Party requesting any such Service is referred to herein as a “Requesting Party”.  A Party that receives a request from a Requesting Party to perform any Services may elect, in its sole discretion, to provide such Services to the Requesting Party.  A Party so electing to provide any such Service to a Requesting Party is referred to herein as a “Service Provider”.  Upon electing to provide the requested Services, a Service Provider shall provide and perform such Services requested in accordance with the terms and conditions set forth herein.

a.“General Administrative Services” means administrative, financial, human resources, legal, facilities, information technology, billing and collections and executive management services, which include without limitation the billing and collections services described in Section 2.

b.“Operational Support Services” means sales, marketing and supply chain services.

c.“Service” or “Services” means the General Administrative Services, and Operational Support Services individually or collectively as the context requires.

2.Billing and Collection.  If requested by a Requesting Party, CPM shall on behalf of and for the account of a Requesting Party, establish and maintain credit and billing and collection policies and procedures for such Requesting Party, and shall exercise reasonable efforts to bill and collect in a timely manner all professional and other fees for all billable services provided by such Requesting Party through the CPM Richardson, Texas, location.  In connection with any such requested billing and collection services to be provided hereunder, the Requesting Party shall appoint CPM as such Requesting Party’s exclusive true and lawful agent, and CPM shall accept such appointment, for the following purposes:

a.to bill, in the Requesting Party’s name, under the Requesting Party’s provider number(s) when obtained and on the Requesting Party’s behalf, all claims.

b.to collect and receive, in the Requesting Party’s name and on the Requesting Party’s behalf, all accounts receivable generated by such billings and claims for reimbursement, to take possession of, endorse in the name of the Requesting Party, and deposit into the Requesting Party’s account any notes, checks, money orders, insurance payments, and any other instruments received in as payment of accounts receivable, and to administer such accounts including, but not limited to, extending the time or payment of any such accounts for cash, credit or otherwise; discharging or releasing the obligors of any such accounts; suing, assigning or selling at a discount such accounts to collection agencies; or taking other measures to require the payment of any such accounts; provided, however, that extraordinary collection measures, such as filing lawsuits, discharging or releasing obligors, or assigning or selling accounts at a discount to collection agencies shall not be undertaken without the Requesting Party’s consent and shall be at Requesting Party’s sole expense; and

c.to sign checks, drafts, bank notes or other instruments on behalf of the Requesting Party, and to make withdrawals from the Requesting Party’s account for payments specified in this Agreement and as requested from time to time by the Requesting Party, and generally to apply such funds in a manner consistent with this Agreement.

Upon request of CPM, the Requesting Party shall execute and deliver to each financial institution at which an account of such Requesting Party is maintained such additional documents or instruments as CPM may reasonably request to demonstrate its authority.  The agency granted herein is coupled with an interest and shall be irrevocable except with CPM’ s written consent.

3.Fees for Services.  In consideration for a Service Provider’s provision and performance of any Service, the Requesting Party agrees to pay such Service Provider fees equal to the costs incurred by the Service Provider in providing the Service, based on the methods set forth in Schedule A.  Settlement of the amounts owed by the Requesting Party shall be made to the Service Provider periodically and based upon notice from the Service Provider within an agreed upon period of time after Service is performed.  Each Party shall have the right to set-off any amount owed to another Party hereunder against any amounts owed to such Party from such other Party hereunder.

4.Term and Termination.  The term of this Agreement will commence as of the date first written above, and will continue until the fifth (5th) anniversary of the date hereof; provided that this Agreement will automatically renew for successive one year terms unless one or more Parties agree not to renew this Agreement and such Party or Parties provide notice to the other Parties at least sixty (60) days prior to the expiration of the then-current term; provided, further, that this Agreement may be terminated:

a.at any time by written agreement of the Parties;

b.at any time by CPM upon delivery to the other Parties at least thirty (30) days’ prior written notice of such termination; or

c.by any Party, immediately upon delivery to the other Parties of written notice of such termination if any other Patty has committed a material breach of this Agreement and such breach, if it can be remedied, has not been remedied within fifteen (15) days after delivery to the breaching Party of written notice of such breach.

5.Effect of Termination.  In the event of a termination of this Agreement, all Requesting Parties shall pay all unpaid amounts due pursuant to Section 3 to the applicable Service

Providers with respect to the periods prior to the termination of this Agreement.  This Section 5 and Sections 6, 7, 12 and 15 hereof shall survive any termination of this Agreement.

6.Indemnification.  The Requesting Party shall indemnify, exonerate and hold Service Provider and each of its partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration, investigation or claim arising out of, or in any way relating to, the Services provided by Service Provider to the Requesting Party, or any of its affiliates from time to time; provided, however, that the foregoing indemnification rights will not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s fraud, gross negligence or willful misconduct; and provided, further, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Requesting Party hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  For purposes of this Section 6, none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence will be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by Requesting Party, then such payments will be promptly repaid by such Indemnitee to the Requesting Party without interest.  The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation.

7.Disclaimer and Limitation of Liability.

a.Disclaimer.  No Party makes any representations or warranties, express or implied, in respect of the Services.  In no event will any Service Provider or Indemnitees be liable to the applicable Requesting Party or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute fraud, gross negligence or willful misconduct by such Service Provider as determined by a final, non-appealable determination of a court of competent jurisdiction.

b.Limitation of Liability.  In no event will any Service Provider or its Indemnitees be liable to the applicable Requesting Party or any of its affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, relating to the Services.

8.Relationship of the Parties.  The Parties are, and will remain during the term of this Agreement, independent contractors.  Nothing in this Agreement will be construed to constitute either party as an employee, agent, partner, franchisee or joint venturer of the other.  Except to the extent expressly provided in this Agreement (including the Schedules hereto) or in another written instrument executed by the Parties, neither Party will have any authority to transact business or otherwise act on behalf or in the name of, or to bind, the other Party in any manner whatsoever.

12.Governing Law.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Texas, including all matters of construction, validity, performance and enforcement, without regard to conflicts-of-laws principles that would require the application of any other law.

13.Entire Agreement Modification.  This agreement constitutes the entire, final and complete agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, representations, negotiations, communications and understandings, whether written or oral, between the Parties with respect to such subject matter.  This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by each of the Parties; provided that any affiliate of any Party may become a party to this Agreement without the consent of the Parties if such affiliate agrees in writing to be fully bound by, and subject to, all of the terms, conditions and other provisions of this Agreement with all attendant rights, duties and obligations stated herein, with the same force and effect as if such affiliate had executed this Agreement on the date hereof.

14.Execution of Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

15.No Third Party Beneficiaries.  Except for the rights of Indemnitees pursuant to Section 6, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person or entity other than the Parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

16.Further Assurances.  The Parties agree, without further consideration, to execute such further instruments and to take such further actions as may be necessary or desirable to carry out the purposes and intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CPM Medical Consultants, LLC

By:

Name:  Mark Brooks

Title:  Chief Executive Officer

Palm Springs Partners, LLC D/B/A Maxim

By:

Name:  Chris Reeg

Title:  President

EXHIBIT 10.54

SCHEDULE A

Fees and Costs Methodologies

The methodologies for determining costs of the Service Provider shall be based on, among other things:  (i) the percentage of total company headcount of the Requesting Party; (ii) the percentage of total company sales volume of the Requesting Party; (iii) the percentage of total square company footage utilized by the Requesting Party; (iv) the percentage of total time and effort directly related to the support provided to the Requesting Party by the Service Provider.  The Parties agree to Maxim paying payroll expenses for one sales representative, rent expense for an outside office, in addition to a shared service fee calculated as one percent (1%) of sales based on the factors above.